Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                For the Month of December 1999
                             Distribution Date of January 18, 2000
                                    Servicer Certificate #8

Original Pool Amount                                        $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                          $0.00


Beginning Pool Balance                                      $588,411,657.71
Beginning Pool Factor                                             0.8232242

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)      $16,995,633.45
     Interest Collected                                       $4,179,979.07

Additional Deposits:
     Repurchase Amounts                                               $0.00
     Liquidation Proceeds / Recoveries                          $528,037.20
Total Additional Deposits                                       $528,037.20

Repos / Chargeoffs                                            $1,057,734.63
Aggregate Number of Notes Charged Off                                   111

Total Available Funds                                        $21,703,649.72

Ending Pool Balance                                         $570,358,289.63
Ending Pool Factor                                                0.7979664

Servicing Fee                                                   $490,343.05

Repayment of Servicer Advances                                        $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                      $31,312,114.12
     Target Percentage                                                5.25%
     Target Balance                                          $29,943,810.21
     Minimum Balance                                         $14,295,295.01
     (Release) / Deposit                                     ($1,368,303.91)
     Ending Balance                                          $29,943,810.21

Current Weighted Average APR:                                        8.583%
Current Weighted Average Remaining Term (months):                     43.21

Delinquencies                                              Dollars       Notes
     Installments:                 1 - 30 days         $2,806,822.42     2,383
                                   31 - 60 days          $594,284.96       460
                                   60+  days             $151,419.51        99

     Total:                                            $3,552,526.89     2,384

     Balances:                     60+  days           $4,612,250.99        99

Memo Item - Reserve Account
     Prior Month                                      $30,891,612.03
+    Invest. Income                                      $135,102.95
+    Excess Serv.                                        $285,399.14
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $31,312,114.12

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of December 1999

                                                                                     NOTES

                                    TOTAL          CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
  Distribution Percentages                              100.00%            0.00%            0.00%            0.00%           0.00%
  Coupon                                                5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $588,411,657.71
Ending Pool Balance            $570,358,289.63

Collected Principal             $16,995,633.45
Collected Interest               $4,179,979.07
Charge - Offs                    $1,057,734.63
Liquidation Proceeds / Recoveries  $528,037.20
Servicing                          $490,343.05
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $21,213,306.67

Beginning Balance              $588,411,657.71   $20,646,907.24  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                     $2,874,539.45       $97,548.03      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                    $2,874,539.45       $97,548.03      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                   $18,053,368.08   $18,053,368.08            $0.00            $0.00            $0.00           $0.00
Principal Paid                  $18,053,368.08   $18,053,368.08            $0.00            $0.00            $0.00           $0.00

Ending Balance                 $570,358,289.63    $2,593,539.16  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor                           0.0176           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions             $20,927,907.53   $18,150,916.11      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $285,399.14
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $31,312,114.12
(Release) / Draw                ($1,368,303.91)
Ending Reserve Acct Balance     $29,943,810.21

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of December 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                  4                    3                 2                  1
                                      Aug-99             Sep-99               Oct-99            Nov-99             Dec-99
Beginning Pool Balance            $655,869,913.06     $639,469,177.30    $624,065,598.60    $605,380,899.96    $588,411,657.71

A)   Loss Trigger:
Principal of Contracts Charged Off  $1,026,225.43       $1,857,217.81      $1,267,814.88      $1,445,528.11      $1,057,734.63
Recoveries                             $37,759.71         $748,190.99        $669,976.68        $918,704.99        $528,037.20

Total Charged Off (Months 5, 4, 3)                      $4,151,258.12
Total Recoveries (Months 3, 2, 1)                       $2,116,718.87
Net Loss / (Recoveries) for 3 Mos                       $2,034,539.25 (a)

Total Balance (Months 5, 4, 3)                      $1,919,404,688.96 (b)

Loss Ratio Annualized  [(a/b) * (12)]                           $0.01

Trigger:  Is Ratio > 1.5%                                          No
                                                                              Oct-99            Nov-99             Dec-99

B)   Delinquency Trigger:                                                  $2,238,503.42      $4,071,822.31      $4,612,250.99
     Balance delinquency 60+ days                                               0.35870%           0.67261%           0.78385%
     As % of Beginning Pool Balance                                             0.40815%           0.50609%           0.60505%
     Three Month Average

Trigger:  Is Average > 2.0%                                        No

C)   Noteholders Percent Trigger:                            4.18932%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer